Exhibit 99.2

STRATEGIC REALTY TRUST, INC.

AMENDED AND RESTATED SHARE REDEMPTION PROGRAM

Adopted April 1, 2015

The board of directors (the “Board”) of Strategic Realty Trust, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Share Redemption Program (the “SRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.	Share Redemption. Subject to the terms and conditions of this SRP, including the limitations on redemptions set forth in paragraph 3 and the procedures for redemption set forth in paragraph 4, the Company will redeem such number of shares of the Company’s Common Stock (“Shares”) as requested by a stockholder or the authorized representative of a stockholder in connection with such stockholder’s death (a “Death Redemption”) or Qualifying Disability (as defined in paragraph 5 below) (a “Qualifying Disability Redemption”).

2.	Redemption Price. The price at which the Company will redeem a Share depends on whether the redemption is a Death Redemption or a Qualifying Disability Redemption.

a.	The price at which the Company will redeem a Share pursuant to a Death Redemption is 100% of the Company’s most recent estimated value per Share as of the applicable Redemption Date (as defined in paragraph 4 below).

b.	The price at which the Company will redeem a Share pursuant to a Qualifying Disability Redemption is 100% of the Company’s most recent estimated value per Share as of the applicable Redemption Date.

The prices to be paid pursuant to this paragraph 2 shall be adjusted as appropriate for any stock dividends, combinations, splits and recapitalizations and for aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, and for other special distributions so designated by the Board, distributed to stockholders after the estimated per share value is determined.

3.	Limitations on Redemption. Notwithstanding anything contained in this SRP to the contrary, the Company’s obligation to redeem Shares pursuant to paragraph 1 hereof is limited by each of the following:

a.	The cash available for redemption under this SRP is limited to the lesser of (i) a total of $2,000,000 for Death Redemptions and a total of $1,000,000 for Qualifying Disability Redemptions, and (ii) 5% of the weighted-average number of Shares outstanding during the prior calendar year. The Company will not redeem Shares on any Redemption Date to the extent that such redemption would cause (i) the aggregate amount paid for all Death Redemptions under this SRP to exceed $2,000,000, (ii) the aggregate amount paid for all Qualifying Disability Redemptions under this SRP to exceed $1,000,000, or (iii) the total number of all Shares redeemed during the then-current calendar year to exceed 5% of the weighted-average number of Shares outstanding in the prior calendar year. The Company’s board of directors reserves the right, in its sole discretion, at any time and from time to time to increase or decrease the funds to be used for redemptions under this SRP, subject to the limitation that during any calendar year, the Company may redeem no more than 5% of the weighted-average number of Shares outstanding during the prior calendar year.

b.	The Company has no obligation to redeem Shares if the redemption would violate the restrictions on distributions under Maryland General Corporation Law, as amended from time to time, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

c.	The Company will not redeem Shares from those who purchased their Shares from another stockholder. A “purchase” shall not include transfers by gift, transfers by inheritance, intrafamily transfers, transfers as a result of family dissolutions, transfers to affiliates and transfers by operation of law. For the avoidance of doubt, once Shares are transferred for value by a stockholder the transferee and all subsequent holders of the Shares are not eligible to participate in this SRP.

d.	The Company will not redeem Shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any Shares subject to a lien are inadvertently redeemed or the Company is otherwise required to pay to any other party all or any amount in respect of the value of redeemed Shares, then the recipient of amounts in respect of the redemption shall repay to us the amount paid for such redemption up to the amount the Company is required to pay to such other party.

e.	In general, a stockholder or his or her authorized representative may present fewer than all of the Shares then owned for redemption, except that the minimum number of shares that must be presented for redemption must be at least 25% of such stockholder’s Shares. The Company will treat a redemption request that would cause a stockholder to own fewer than $5,000 of Shares as a request to redeem all of his or her Shares.

f.	A stockholder or his or her authorized representative must submit their redemption request within one year of such stockholder’s death or Qualifying Disability. Notwithstanding the foregoing, any stockholder whose death or Qualifying Disability occurred after January 15, 2013 must submit their redemption request within one year after the adoption of this SRP.

g.	A stockholder that is a trust may only redeem Shares if the deceased or disabled was or is the sole beneficiary of the trust or if the only other beneficiary of the trust was or is the spouse of the deceased or disabled.

4.	Procedures for Redemption. The Company will redeem Shares on the penultimate business day of each quarter beginning with the second quarter of 2015 (each such date, a “Redemption Date”) and in all events on a date other than a distribution payment date. For a stockholder’s Shares to be eligible for redemption on a given Redemption Date, the Company must receive a written redemption request from the stockholder or from an authorized representative of the stockholder setting forth the number of Shares requested to be redeemed at least 30 days before the Redemption Date. All redemption requests must be accompanied by a completed share redemption request form in the form provided by the Company. If the Company cannot repurchase all Shares presented for redemption in any quarter because of the limitations on redemption set forth in paragraph 3, then the Company will honor redemption requests on a pro rata basis, except that if a pro rata redemption would result in a stockholder owning less than $5,000 worth of Shares, then the Company will redeem all of such stockholder’s Shares. If the Company does not completely satisfy a redemption request at quarter-end because the Company did not receive the request in time or because of the limitations on redemption set forth in paragraph 3, then the Company will treat the unsatisfied portion of the redemption request as a request for redemption at the next Redemption Date on which funds are available for redemption, unless the redemption request is withdrawn. Any stockholder can withdraw a redemption request by sending written notice to the Company at the address set forth in paragraph 7, provided such notice is received before the Redemption Date.

5.	Qualifying Disability Determinations. In order for a disability to entitle a stockholder to redeem his or her Shares pursuant to this SRP (a “Qualifying Disability”) (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Government Agency”). The Applicable Government Agencies are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to redeem his or her Shares pursuant to this SRP. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the shareholder’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company deems acceptable and that demonstrates an award of the disability benefits.

As the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify for redemption under this SRP, except in the limited circumstances when the stockholder is awarded disability benefits by the other Applicable Governmental Agencies described above:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

6.	Termination, Suspension or Amendment of the SRP by the Company. The Company may amend, suspend or terminate the SRP for any reason upon 30 days’ notice to the Company’s stockholders, provided that the Company may increase or decrease the funding available for the redemption of Shares pursuant to paragraph 3(a) of the SRP upon ten business days’ notice to the Company’s stockholders and provided further that any amendment that does not adversely affect the rights of redeeming stockholders (as determined by the Company) shall be effective immediately or on such other date specified by the Company. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the stockholders.

The SRP provides stockholders a limited ability to redeem Shares for cash until a secondary market develops for the Shares. If and when such a secondary market develops, the SRP will terminate.

7.	Notice of Redemption Requests. Stockholders who desire to redeem their Shares must provide written notice to Strategic Realty Trust Shareholder Services, 400 South El Camino Real, Suite 1100, San Mateo, CA 94402.

8.	Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.

9.	Governing Law. The SRP shall be governed by the laws of the State of Maryland.